Exhibit 23.6

CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.

We consent to the incorporation by reference in the Registration Statement on Form S-4 of Chesapeake Energy Corporation of our report for the Company and the references to our firm and said report, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

LaRoche Petroleum Consultants, Ltd.
By: LPC, Inc., as General Partner

	By:	/s/ William M. Kazmann
William M. Kazmann
President

September 1, 2021